Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (“Agreement”) is entered into by and among (1) Ritu Bhambhani, M.D. (“Dr. Bhambhani”), (2) Sudhir Rao, M.D. (“Dr. Rao”), (3) Ritu Bhambhani, LLC d/b/a Complete Care of Maryland (“Bhambhani LLC”), (4) Box Hill Surgery Center LLC (“Box Hill”), (5) Pain and Spine Specialists of Maryland, LLC (“Pain & Spine Specialists”), (6) SimCare ASC, LLC (“SimCare”), (7) NeurAxis, Inc. f/k/a Innovative Health Solutions, Inc. (“NeurAxis”), (8) Acclivity Medical LLC (“Acclivity”), (9) Ryan Kuhlman (“Kuhlman”), (10) Dragonslayer Strategies LLC (“Dragonslayer”), and (11) Joy Long (“Long”) (collectively, the “Parties”).

WHEREAS, Dr. Bhambhani and Dr. Rao initiated litigation against NeurAxis, Acclivity, Kuhlman, Dragonslayer, and Long, among others, in Case No. 19-cv-00355 in the United States District Court for the District of Maryland; summary judgment was entered in favor of defendants on all counts; and the summary judgment ruling was affirmed by the U.S. Court of Appeals for the Fourth Circuit on appeal (“Physicians’ Litigation”);

WHEREAS, Bhambhani LLC, Box Hill, Pain & Spine Specialists, and SimCare initiated subsequent, new litigation against NeurAxis, Acclivity, and Long in Case No. 1:22-cv-01732 in the United States District Court for the District of Maryland (the “Medical Practice Entities’ Litigation”);

WHEREAS, this Agreement settles and resolves all claims that were or could have been brought in the Physicians’ Litigation and the Medical Practice Entities’ Litigation;

AND WHEREAS, the Parties wish to settle and resolve their disputes with finality.

NOW THEREFORE, in exchange of the consideration, obligations, and rights set forth below, the Parties hereby set forth the terms of their agreed resolution.

1. Payment. NeurAxis shall pay a total of $750,000.00 (the “Settlement Amount”) over the course of one year in equal monthly payments of $62,500.00, with the first payment being due on or before the 20th day of January 2026, and each successive, consecutive monthly payment being made by the 20th day of each month for the subsequent eleven months.

a.	If the 20th day of a particular month falls on a Saturday or Sunday, then the payment date shall be postponed until the following Monday.
b.	Notwithstanding any other language in this Agreement to the contrary, NeurAxis shall have the right to pay each and every installment up to seven (7) calendar days after its due date (the “Grace Period”) without any penalty, fee, or charge, and any such payment made during the Grace Period will not be deemed a breach of this Agreement.
c.	The Settlement Amount shall not accrue interest or any other charges.
d.	At any time after the first monthly settlement payment, NeurAxis may prepay all or any part of the total Settlement Amount without fee, penalty, or charge.

e.	In the event that NeurAxis defaults on any particular monthly payment beyond the Grace Period, the full Settlement Amount, less any payments already made, shall become immediately due and payable by NeurAxis. Furthermore, in such a circumstance, the Parties agree that Dr. Bhambhani, Dr. Rao, Bhambhani LLC, Box Hill, Pain & Spine Specialists, and SimCare, or their legal representatives, shall be entitled to seek an immediate entry of judgment on the unpaid balance of the Settlement Amount. This judgment may be entered in a court of competent jurisdiction, and NeurAxis hereby consents to such entry of judgment without further notice or hearing.
f.	The monthly payments described in this Paragraph 1 shall be made by NeurAxis via Automated Clearing House (ACH) to the attorney trust account of Buttaci Leardi & Werner LLC. To permit NeurAxis to make those ACH transfers, Dr. Bhambhani, Dr. Rao, Bhambhani LLC, Box Hill, Pain & Spine Specialists, and SimCare shall provide to counsel for NeurAxis the following information related to the bank account to which NeurAxis will direct the transfer: the bank’s name and address, the name of the account, the routing number, and the account number.
g.	Dr. Bhambhani, Dr. Rao, Bhambhani LLC, Box Hill, Pain & Spine Specialists, SimCare, and their legal counsel may divide and allocate the Settlement Amount among themselves as they deem appropriate.

2. Release by Physicians and Medical Practice Entities. Except for any obligations of the Parties set forth herein, Dr. Bhambhani, Dr. Rao, Box Hill, Bhambhani LLC, Pain & Spine Specialists, SimCare, and their current, former, and future members, officers, directors, parent or affiliated entities, representatives, predecessors, successors, agents, employees, and assigns (“Plaintiff Releasing Parties”) hereby waive, release, and forever discharge NeurAxis, Acclivity, Kuhlman, Dragonslayer, Long, and their current, former, and future shareholders, members, officers, directors, parent or affiliated entities, predecessors, successors, agents, professionals, employees, and assigns (“Defendant Released Parties”) from any and all past and present claims, obligations, demands, actions, causes of action and liabilities of whatever kind, nature, character, and description whether known or unknown, fixed or contingent, anticipated or unanticipated, asserted or unasserted, from the beginning of the world to the date of this Agreement which the Plaintiff Releasing Parties now have or ever had against the Defendant Released Parties, including but not limited to any claims, obligations, demands, actions, causes of action and liabilities that are described in, arise out of, relate to, or could have been brought in the Physicians’ Litigation, the Medical Practice Entities’ Litigation, or any other matter between or among them through the last date on which a party signs this Agreement.

3. Release by Defendants. Except for any obligations of the Parties set forth herein, NeurAxis, Acclivity, Kuhlman, Dragonslayer, and Long and their current, former, and future members, officers, directors, parent or affiliated entities, predecessors, successors, agents, employees, and assigns (“Defendant Releasing Parties”) hereby waive, release, and forever discharge Dr. Bhambhani, Dr. Rao, Box Hill, Bhambhani LLC, Pain & Spine Specialists, SimCare, and their current, former, and future members, officers, directors, parent or affiliated entities, predecessors, successors, agents, professionals, employees, and assigns (“Plaintiff Released Parties”) from any and all past and present claims, obligations, demands, actions, causes of action and liabilities of whatever kind, nature, character, and description whether known or unknown, fixed or contingent, anticipated or unanticipated, asserted or unasserted, from the beginning of the world to the date of this Agreement, which the Defendant Releasing Parties now have or ever had against the Plaintiff Released Parties, including but not limited to any claims, obligations, demands, actions, causes of action and liabilities that are described in, arise out of, relate to, or could have been brought in the Physicians’ Litigation, the Medical Practice Entities’ Litigation, or any other matter between or among them through the last date on which a party signs this Agreement.

4. Stipulation of Dismissal. With respect to the Medical Practice Entities’ litigation and within fourteen (14) calendar days after this Agreement is fully executed by all Parties, Bhambhani LLC, Box Hill, Pain & Spine Specialists, SimCare, NeurAxis, Acclivity, and Long shall either execute, or direct their legal counsel to execute, and file a Stipulation of Dismissal in substantially the form and content reflected in Exhibit A that is attached and incorporated into this Agreement.

5. Attorney’s fees. The Parties agree that each party shall bear its own attorney’s fees and costs of the Physicians’ Litigation and the Medical Practice Entities’ Litigation.

6. Stipulation regarding discovery materials exchanged in the Physicians’ Litigation and Medical Practice Entities’ Litigation. The Parties stipulate, pursuant to Section 5 of the Stipulated Order Regarding Confidentiality of Discovery Material (Doc. #44 in the Medical Practice Entities’ Litigation), that each party shall destroy (as opposed to return) any discovery material that was (a) received by that party during the discovery process in either the Physicians’ Litigation or the Medical Practice Entities’ Litigation and (b) designated as “Confidential” or “Confidential Health Information” under that Stipulated Order.

7. Authority. Each of the Parties represents and warrants to the other that there has been no assignment of any Party’s rights that are within the scope of this Agreement. Each of the Parties represents and warrants to the others that the person executing this Agreement is authorized by the respective entities to enter into this Agreement on that Party’s behalf.

8. Entire Agreement. This Agreement constitutes the entire and final agreement between the Parties concerning the subject of this Agreement, and there are no other agreements, understandings, warranties, or representations among the Parties concerning the subject of this Agreement that have not been incorporated herein. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect, provided that the essential purposes of this Agreement, including but not limited to the payment obligations, can still be achieved.

9. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, personal representatives, estates, successors, parents, affiliates, and assigns upon having been executed by all of the Parties hereto.

10. Execution by Facsimile Signature and in Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which will be deemed an original document, but all of which will constitute a single document; provided, however, that this Agreement shall not be binding on or constitute evidence of a contract between the Parties until such time as a counterpart of this Agreement has been executed by all Parties and a copy thereof delivered via mail, commercial delivery services, e-mail, or facsimile to each Party to this Agreement or its counsel.

11. Amendment. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged, or terminated, except by an instrument in writing signed by all of the Parties.

12. Equal Construction. The Parties and their respective counsel mutually contributed to the preparation of, and have had the opportunity to review and revise, this Agreement. Accordingly, no provision of this Agreement shall be construed against any Party based upon a belief that Party, or its counsel, drafted the provision. This Agreement and all of its terms shall be construed equally as to all Parties.

13. No Admission of Liability. The Parties agree that this Agreement is entered into for purposes of resolving disputed claims. No portion of this Agreement or the execution of the Agreement shall be considered or used against any Party as an admission of liability; the Parties expressly acknowledge that by entering into this Agreement there is no admission of liability to any claim or allegation asserted by a Party or otherwise.

14. Waiver of Jury Trial. The Parties agree that any dispute surrounding this Agreement, its interpretation or implementation SHALL BE CONDUCTED BY A COURT OF COMPETENT JURISDICTION IN MARYLAND WITHOUT A JURY, AND ALL PARTIES EXPRESSLY WAIVE ANY RIGHT TO A JURY TRIAL.

[Signature Page Follows]

All of the above is agreed to and executed effective as of the date set forth with each Party’s signature below.

Ritu Bhambhani, M.D.	Sudhir Rao, M.D.

Date:	Date:

Ritu Bhambhani, LLC d/b/a Complete Care of Maryland	Pain and Spine Specialists of Maryland, LLC

By:	By:
Title:	Title:
Date:	Date:

Box Hill Surgery Center LLC	SimCare ASC, LLC

By:	By:
Title:	Title:
Date:	Date:

NeurAxis, Inc. f/k/a Innovative Health Solutions, Inc.	Acclivity Medical, LLC

By:	By:
Title:	Title:
Date:	Date:

Dragonslayer Strategies LLC	Ryan Kuhlman

By:	By:
Title:	Title:
Date:	Date:

Joy Long

Date:

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MARYLAND

RITU BHAMBHANI, LLC, et al.	*
*
Plaintiffs,	*
v.	*	Civil No. 22-cv-01732-BAH
NEURAXIS, INC., et al.	*
*
Defendants.	*

*     *     *     *     *     *     *     *     *     *     *     *

STIPULATION OF DISMISSAL WITH PREJUDICE

Plaintiffs Ritu Bhambhani, LLC d/b/a Complete Care of Maryland, Box Hill Surgery Center LLC, Pain and Spine Specialists of Maryland, LLC, SimCare ASC, LLC, and Defendants NeurAxis, Inc. f/k/a Innovative Health Solutions, Inc., Acclivity Medical LLC, and Joy Long, pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), stipulate that all claims and causes of action asserted or which could have been asserted in this action are dismissed with prejudice, with each party to bear their own attorneys’ fees, costs, and expenses, and request that the case be closed by the Clerk.

Dated:	Respectfully submitted,

/s/	/s/

John W. Leardi (admitted pro hac vice)

Nicole P. Allocca (admitted pro hac vice)

Buttaci Leardi & Werner LLC

212 Carnegie Center, Suite 202

Princeton, NJ 08540

Telephone: 609-799-5150

Robert A. Gaumont (Bar No. 26302)

Gordon Feinblatt LLC

233 E. Redwood Street

Baltimore, MD 21202

Telephone: 410-576-4007

Counsel for Plaintiffs Ritu Bhambhani, LLC, Box Hill Surgery Center, LLC, Pain and Spine Specialists of Maryland, LLC, and SimCare ASC, LLC

Richard M. Goldberg, Bar No. 28107

Shapiro Sher Guinot & Sandler

36 South Charles Street, 20th Floor

Baltimore MD 21201-3147

Telephone: 410-385-0202

Jeffrey R. Teeters (admitted pro hac vice)

Wood + Lamping LLP

600 Vine St., Suite 2500

Cincinnati, OH 45202

Telephone: 513-852-6000

Counsel for Defendant NeurAxis, Inc

/s/	/s/
Marshall N. Perkins (Bar No. 25514) Mallon LLC 300 East Lombard St., Suite 815 Baltimore, MD 21202 Telephone: 410-727-4887 Counsel for Defendant Acclivity Medical, LLC	Joy Long, pro se

EXHIBIT A